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                                                                      Exhibit 23


                        [COOPERS & LYBRAND LETTERHEAD]




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Form 8-K/A of PhyCor, Inc. and the incorporation by reference by registration statement of PhyCor, Inc. on Form S-3 (File No. 333-21151) of our report dated April 23, 1996, on our audits of the consolidated financial statements of Straub Clinic & Hospital, Incorporated and subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995.


                                            /s/ Coopers & Lybrand L.L.P.
                                            -----------------------------
                                            COOPERS & LYBRAND L.L.P.



Honolulu, Hawaii
February 25, 1997




   Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a Swiss limited liability association.